Exhibit (g)(14)

July 2, 2024

State Street Bank and Trust Company

Channel Center, CCB7

One Iron Street

Boston, MA 02210

Attention: Patrick Arthur, VP

Re: Financial Investors Trust (the “Trust”)

Ladies and Gentlemen:

Please be advised that the undersigned Trust established a new series of shares to be known as ALPS CoreCommodity Natural Resources ETF (the “Portfolio(s)”).

In accordance with Section 19.5 (Additional Funds) of the Master Custodian Agreement dated as of June 1, 2013 as amended, modified, or supplemented from time to time (the “Agreement”), by and among each registered investment company party thereto, and State Street Bank and Trust Company (“State Street”), the Trust hereby requests that State Street act as Custodian for the new Portfolio under the terms of the Agreement. In connection with such request, the Trust hereby confirms, as of the date hereof, its representations and warranties set forth in Section 19.7 of the Agreement. Appendix A to the Agreement shall be deleted and replaced in its entirety with Appendix A attached herein.

Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Trust and retaining one for your records.

Sincerely,

FINANCIAL INVESTORS TRUST

on behalf of:

Alps CoreCommodity Natural Resources ETF

By:	/s/Lucas Foss
Name:	Lucas Foss
Title:	President

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/Scott Shirrell
Name:	Scott Shirrell
Title:	Managing Director
Effective Date:	July 2, 2024

Exhibit (g)(14)

APPENDIX A

TO

Master Custodian Agreement

Financial Investors Trust

ALPS | CoreCommodity Management CompleteCommodities Strategy Fund

ALPS CoreCommodity Natural Resources ETF

ALPS | Global Opportunity Fund

ALPS | Smith Balanced Opportunity Fund

ALPS | Smith Credit Opportunities Fund

ALPS | Smith Short Duration Bond Fund

ALPS | Smith Total Return Bond Fund

CoreCommodity Management Cayman Commodity Fund Ltd.

RiverFront Asset Allocation Growth & Income (previously, RiverFront Dynamic Equity Income Fund)